Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-262249) of DiDi Global Inc. of our report dated April 28, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting of DiDi Global Inc., which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

April 28, 2023